UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shares Entitled to Vote at the 2011 Annual Meeting of Forest Laboratories, Inc.
Forest Laboratories, Inc. (the “Company”) has been advised that the 276,457,485 figure for the record date share count that had been previously reported by the transfer agent and included in the proxy statement did not include in such aggregate number the 2,206,211 shares of unvested restricted stock granted pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) which were entitled to vote as of June 24, 2011, the record date for the 2011 Annual Meeting, pursuant to the terms of the Plan and the restricted stock agreements. All of such restricted shares were included in the Company’s stocklist materials with respect to the 2011 Annual Meeting for the solicitation of proxies by the parties.
Accordingly, there were 278,663,696 shares of Forest Laboratories, Inc. common stock outstanding and entitled to vote as of June 24, 2011, the record date for the 2011 Annual Meeting.
References to the record date count of shares entitled to vote at the 2011 Annual Meeting are deemed updated by the foregoing.